UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  July 7, 2009

Commission File Number: 333 – 150952

PROTECWERX INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	N/A
(state or other jurisdiction of incorporation or organization)	(I.R.S. Employer I.D. No.)

12/F, Block D, Chang An Guo Ji
No. 88 Nan Guan Zheng Street
Beilin District, Xi'an City, Shaan'xi Province
China - 710068
(Address of principal executive offices)

(86) 298765-1114
Issuer’s telephone number

800 Fifth Avenue, Suite 4100
Seattle, Washington 98104
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into Material Definitive Agreement
Item 3.02	Unregistered Sales of Equity Securities
Item 5.01	Changes in Control of the Registrant
Item 8.01	Other Items

On July 7, 2009, Protecwerx Inc. (the “Company”) entered into, and closed, an agreement (the “Agreement”) with Fullead Overseas Limited, a company incorporated under the laws of the British Virgin Islands (“Fullead”), for the sale of 32,500,000 shares of the Company’s common stock at $0.002 per share for aggregate proceeds of $65,000.  These shares were issued pursuant to exemptions from registration under Regulation S of the Securities Act of 1933, as amended.

Additionally, pursuant to the terms of the Agreement, the Company was also required to cancel 30,800,000 shares of its common stock held by its other shareholders and appoint new directors and officers to serve as the board of directors and management of the Company.   On July 6, 2009 the Company entered into share cancellation agreements with:

•	Jerry Boyd, the Company’s former sole director and officer for the cancellation of 23,000,000 shares of the Company’s common stock held by him;
•	Francine Boyd, Jerry Boyd’s spouse, for the cancellation of 5,000,000 shares of the Company’s common stock held by her; and
•	Samson Chang, an unrelated shareholder, for the cancellation of 2,800,000 shares of the Company’s common stock held by him.

Upon the closing of these transactions Fullead now owns 32,500,000 of 39,748,000, or approximately 82% of the currently issued and outstanding shares of the Company’s common stock.

The Company has identified a potential merger candidate and is carrying out due diligence and negotiations for a potential reverse merger.  If a reverse merger is completed, the Company will abandon its current business and will provide full disclosure on the acquired business, including Form 10 information, on a Current Report on Form 8-K.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Also on July 7, 2009 and pursuant to the terms of the Agreement, the Company accepted Darrin Zinger’s resignation from all of his officer and director positions with the Company.  In his place, the Company appointed:
•	Dean Li as the Company’s director, President, Chief Executive Officer and Secretary;
•	Ying Xue as the Company’s Chief Financial Officer, Principal Accounting Officer and Treasurer;
•	Bin Li as the Company’s director; and
•	Shengli Liu as the Company’s director.

Business Experience:

Dean Li

Mr. Li has significant experience in China’s capital markets and corporate management.  After completing his Bachelor’s degree in radio engineering technology from the Chinese People’s Liberation Military Academy in 1985, Mr. Li was awarded the military rank of Technical Captain in 1987.  After ending his military career in 1993, Mr. Li was appointed as the General Manager of the Shanghai Branch Company of Shaan’Xi Province International Trust Investment Holding Co. where he remained until 1998. From 1998 to 2001, Mr. Li worked as the Assistant to the General Manager of Wuhan International Financial Leasing Co., and he held also held positions of General Manager of Wuhan Zhongnan Securities Co. and Chairman of Wuhan Baoxin Technology Co, and Wuhan Securities Ltd., Co.  From 2001 to 2005, Mr. Li served as the General Manager of Northern Area Management Dept. of Wuhan Securities Ltd., Co.  From 2000 to 2001, he was also appointed as a Director in a Chinese publicly listed company, Dalian Thermoelectricity Holding Ltd.  Mr. Li earned a Master’s degree of enterprise culture from the Central China Normal University in 2004.  Currently, and since 2006, Mr. Li currently serves on the board of directors of Xi’An TVMEDIA Co., Ltd. and Shaan’Xi Western Capital Investment Management Co., Ltd.

Ying Xue

Ms. Xue has 18 years experience in accounting and financial management.  She earned a Bachelor’s degree in economic management from Shaan’Xi Provincial Administrative College in 2001.  From 1991 to 1992, she worked as an accountant for Xi’An City Mechanism Research Institute.  From 1992 to 2006, she worked as an accounting officer for Xi’An International Economic Technical Trading Co. In 2006, Ms. Xue joined Xi’An TVMEDIA Co., Ltd as financial manager.  Ms. Xue acquired an intermediate accountant certificate in 2002 and a Chinese CPA certificate in 2005.

Bin Li

Mr. Li has 18 years experience in the movie and TV industry in China. In 2006, Mr. Li invested in Xi’An TVMEDIA Co., Ltd. and became one of its major shareholders.  Since 1991 Mr. Li has been working for Xi’An Movie Studio, one of the most famous movie studios in China as is currently employed there.  From 1987 to 1990, he served in the 77th unit of the Chinese People’s Liberation Army.

Shengli Liu

Mr. Liu has over 10 years experience in business management. Mr. Liu was one of the founders of ShaanXi Li Bao Ecological Technology Stock Co., Ltd. and has served as the company’s as Chairman since 2002. In 1998, Mr. Liu was engaged as the manager of the Xi’An Railroad Bureau.  He left the Xi’An Railroad Bureau in the same year and founded Shaanxi Heng Li Da Real Estate Co. Ltd., where he is engaged in various aspects of the real estate business and serves as Chairman and General Manager. IN 2001 Mr. Liu founded Shaan’Xi Henglida Commercial Ltd., Co. where he currently serves as Chairman and General Manager.  From May 2000 to 2002, Mr. Liu was in charge of the reorganization of the ZhongShanMen Printing Factor in Xi’ An, where he facilitated an acquisition of assets valued at approximately $1,250,000.

Item 9.01 Exhibits

(c) Exhibits. The following exhibits are included as part of this report:

10.1	Share Purchase Agreement with Fullead Overseas Limited dated July 7, 2009
10.2	Share Cancellation Agreement with Jerry Boyd dated July 6, 2009
10.3	Share Cancellation Agreement with Francine Boyd dated July 6, 2009
10.4	Share Cancellation Agreement with Samson Chang dated July 6, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2009	PROTECWERX INC.

By: /s/ Dean Li
Dean Li
Director, President, Chief Executive Officer and Secretary

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